SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934

Check the appropriate box:
/x/ Preliminary information statement
                                    / / Confidential, for use of the Commission
                                        only (as permitted by Rule 14c-5(d)(2))
/ / Definitive information statement

                            CTB International Corp.
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               (Name of Registrant as Specified in Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.
     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                                      -2-

                               PRELIMINARY COPY

                            CTB INTERNATIONAL CORP.
                              STATE ROAD 15 NORTH
                            MILFORD, INDIANA 46542

                  ------------------------------------------

                             INFORMATION STATEMENT
                  ------------------------------------------

TO: The Stockholders of CTB International Corp.:

          Pursuant to a Plan and Agreement of Merger dated as of September 21, 1999 between CTB International Corp., a Delaware corporation, and CTB Indiana Corp., an Indiana corporation which is a direct wholly owned subsidiary of CTB International Corp., CTB International will be merged into CTB Indiana. As a result, CTB International will reincorporate under the laws of the state of Indiana and each outstanding share of CTB International common stock will convert into one share of CTB Indiana common stock.

          The merger has been approved by the Boards of Directors of CTB International and CTB Indiana. The merger has also been approved by written consent dated September 22, 1999 by American Securities Partners GP (Management) Corp., as the indirect holder of 100% of the general partnership interests of American Securities Partners L.P., ASP/CTB GP Corp., as the direct holder of 100% of the general partnership interests of ASP/CTB L.P., Caryl M. Chocola and J. Christopher Chocola. Together, these stockholders own 6,756,983 shares constituting 56.2% of the outstanding common stock of CTB International. The merger does not require the vote or consent of any other stockholder.

          No meeting of stockholders will be held to consider approval of the merger or the merger agreement, and no vote or additional consent of stockholders is being solicited.

          We are not asking you for a proxy and you are requested not to send us a proxy.

          This Information Statement is first being mailed to stockholders of CTB International on or about ______________, 1999.

          THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY

OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                             ---------------------
                The date of this Information Statement is _________, 1999.

                             AVAILABLE INFORMATION

          CTB International Corp. is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports and other information filed with the Commission are available to the public over the Internet at the Commission's web site at http://www.sec.gov and can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information about the public reference rooms.

          No person is authorized to give any information or to make any representation not contained in this Information Statement and, if given or made, such information or representation should not be relied upon as having been authorized.

                               TABLE OF CONTENTS

                                                                          Page

         AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . .  i
         INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . .  1
         THE REINCORPORATION PROPOSAL . . . . . . . . . . . . . . . . . . .  3
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Principal Reason for the Reincorporation . . . . . . . . . . . . .  3
         Manner of Effecting the Reincorporation  . . . . . . . . . . . . .  4
         Antitakeover Effects of the Reincorporation Proposal . . . . . . .  5
         Comparison of Rights of Shareholders . . . . . . . . . . . . . . .  5
         Certain United States Federal Income Tax Consequences  . . . . . . 18
         INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . 19


APPENDIX A -     PLAN AND AGREEMENT OF MERGER DATED AS OF SEPTEMBER 21, 1999
                 BETWEEN CTB INTERNATIONAL CORP. AND CTB INDIANA CORP.

                                 INTRODUCTION

                          This Information Statement is being furnished in
connection with the merger to holders of record as of the close of business on September 21, 1999 of shares of common stock of CTB International. As a result of the merger, CTB International will reincorporate as an Indiana corporation. The name of the surviving corporation will be CTB International Corp.

                          CTB International is a designer, manufacturer and
marketer of agricultural equipment comprised of animal agriculture systems, including automated feeding, watering, ventilation, heating and nests, as well as automated controls; integrated commercial egg production systems; and grain storage and handling systems. CTB Indiana is a wholly owned subsidiary of CTB International formed for the purpose of effecting the merger and has not conducted any other business.

                          The principal executive offices of CTB International
and CTB Indiana are each located at State Road 15 North, Milford, Indiana 46542, and the telephone number of each at such address is (219) 658-4191.


                            PRINCIPAL STOCKHOLDERS

          As of the date of this Information Statement, there are ________ shares of common stock outstanding held by approximately _____ stockholders of record. The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of [September 21], 1999, except as otherwise noted, for (i) each person known by CTB International to beneficially own more than 5% of the Common Stock, (ii) each of CTB International's directors, (iii) CTB International's Chief Executive Officer,
(iv) each of CTB International's four other most highly compensated executive officers for 1998, and (v) all current directors and executive officers as a group. Unless otherwise noted, the address of each of the Stockholders named below is the CTB International's principal executive office.

                                                                 PERCENT OF
         NAME OF BENEFICIAL OWNER           NUMBER OF SHARES       SHARES

Prudential Insurance Company of America .      1,124,000<F1]         9.4%
751 Broad Street
Newark, NJ  07102-3777
State of Wisconsin Investment Board . . .        770,000<F2>         6.4%
P.O. Box 7842
Madison, WI  53707
American Securities Partners  . . . . . .      4,127,189            34.4%
G.P. (Management) Corp.
24th Floor
122 East 42nd Street
New York, NY  10168-0002
ASP/CTB G.P. Corp.(4) . . . . . . . . . .       454,706              3.8%
24th Floor
122 East 42nd Street
New York, NY  10168-0002
Michael G. Fisch<F3><F4>. . . . . . . . .     4,581,895             38.1%
Charles D. Klein<F3><F4> . . . . . . . . .    4,581,895             38.1%
Caryl M. Chocola  . . . . . . . . . . . .     1,470,501             12.2%
J. Christopher Chocola  . . . . . . . . .     4,581,895             38.1%
Victor A. Mancinelli  . . . . . . . . . .         --                  --
Frank S. Hermance . . . . . . . . . . . .         2,000               --
Larry D. Greene . . . . . . . . . . . . .           300               --
David L. Horing . . . . . . . . . . . . .         --                  --
Gerard van Rooijen  . . . . . . . . . . .         1,000               --
Roger W. Townsend . . . . . . . . . . . .        75,437              0.6%
Don J. Steinhilber  . . . . . . . . . . .        60,171              0.5%
Mark A. Lantz . . . . . . . . . . . . . .        29,062              0.2%
George W. Murdoch . . . . . . . . . . . .           600               --
All directors and executive officers as a
group . . . . . . . . . . . . . . . . . .     7,097,517             59.1%


[FN]
<F1> Based on Schedule 13G dated February 1, 1999 which indicates as of
     December 31, 1998, Prudential Insurance Company of America had sole voting power over 294,200 shares, shared voting power over 829,800 shares, sole dispositive power over 294,200 shares and shared dispositive power over 829,800 shares.

<F2> Based on Schedule 13G dated February 1, 1999 which indicates as of
     December 31, 1998, State of Wisconsin Investment Board had sole voting power over 770,000 shares, shared voting power over no shares, sole dispositive power over 770,000 shares and shared dispositive power over no shares.

<F3> Shares of Common Stock shown as beneficially owned by American
     Securities Partners GP (Management) Corp. are owned of record by American Securities Partners, L.P., of which American Securities Associates, L.P., ("ASALP") is the sole general partner and possesses sole voting and investment power. American Securities Partners GP (Management) Corp. is the sole general partner of ASALP and possesses sole voting and investment power. Messrs. Klein and Fisch as stockholders of American Securities Partners GP (Management) Corp., may be deemed to have beneficial ownership of the shares shown as beneficially owned by American Securities Partners GP (Management) Corp. Such persons disclaim beneficial ownership of such shares.

<F4> Shares of Common Stock shown as beneficially owned by ASP/CTB G.P. Corp.
     are owned of record by ASP/CTB L.P. of which ASP/CTB G.P. Corp. is the sole general partner and as to which it possesses sole voting and investment power. Messrs. Klein and Fisch, as stockholders of ASP/CTB G.P. Corp., may be deemed to have beneficial ownership of the shares shown as beneficially owned by ASP/CTB G.P. Corp. Such persons disclaim beneficial ownership of such shares.


                         THE REINCORPORATION PROPOSAL

General

          On September 21, 1999, CTB International's Board of Directors approved a proposal (the "Reincorporation Proposal") to change the CTB International's state of incorporation from Delaware to Indiana. This change (the "Reincorporation") will be accomplished through a merger of the CTB International into CTB Indiana Corp. ("CTB Indiana"), a wholly owned subsidiary of CTB International which was recently formed as an Indiana corporation and the vehicle to effect the Reincorporation. The name of the surviving corporation following the merger will be CTB International Corp. and reference hereafter to CTB International will, where appropriate, mean the surviving corporation. The Reincorporation will be effected pursuant to the terms of the Plan and Agreement of Merger between CTB International and CTB Indiana dated as of September 21, 1999 (the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Information Statement.

          As a Delaware corporation, CTB International is governed by the Delaware General Corporation Law (the "DGCL") and the terms of its Amended and Restated Certificate of Incorporation (the "Present Charter") and its Amended and Restated By-Laws (the "Present By-Laws"). Following the Reincorporation, CTB International will be governed by the Indiana Business Corporation Law
(the "IBCL") and the Restated Articles of Incorporation (the "New Articles") and By-Laws, as amended (the "New By-Laws"), copies of which are attached as Annexes 1 and 2, respectively, to the Merger Agreement. Because there are differences between the DGCL and the IBCL and corresponding differences between the Present Charter and Present By-Laws as compared to the New Articles and New By-Laws, the Reincorporation will result in some differences in the rights of shareholders. These differences are discussed below.

Principal Reason for the Reincorporation

         CTB International presently has its executive offices and significant operations in Indiana. As a Delaware corporation, CTB International is subject to taxation not only in Delaware but also in Indiana at substantially the same level as the case would be if it were an Indiana corporation. Under Delaware's system of taxation, franchise taxes are assessed against CTB International based, in part, on the number of shares authorized. This formula of taxation has resulted in greatly increased tax costs to CTB International since its initial public offering of securities in 1997. Indiana has no comparable franchise tax system. If CTB International had been an Indiana corporation, it would have saved approximately $120,000 over the past two years. Management believes that the Reincorporation will permit CTB International to realize a substantial reduction in state tax expense prospectively.

Manner of Effecting the Reincorporation

         The following summary does not purport to be a complete description of the Reincorporation Proposal and is qualified in its entirety by reference to the Merger Agreement.

         The Reincorporation will be effected by merging CTB International with and into CTB Indiana (the "Merger") pursuant to the terms of the Merger Agreement. At the Effective Time (as defined in the Merger Agreement), the separate corporate existence of CTB International will cease; CTB Indiana will succeed to all the business, properties, assets and liabilities of CTB International and its name will be changed to "CTB International Corp." The directors, officers and employees of CTB International will become the directors, officers and employees of the surviving corporation. Shares of CTB International's Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be converted into an equal number of fully paid and nonassessable shares of CTB Indiana's Common Stock ("Indiana Shares"). Indiana Shares will have the same terms as CTB International's Common Stock, subject to the differences arising by virtue of the differences between the IBCL and the DGCL and differences between the Present Charter and Present By-Laws as compared to the New Articles and New By-Laws.

          From and after the Effective Time, each holder of a certificate representing shares of CTB International's Common Stock (a "Delaware Certificate") shall be deemed for all purposes to be the holder of the Indiana Shares into which the shares represented by his or her Delaware Certificate have been converted. Such certificates shall continue to represent Indiana Shares and need not be surrendered for exchange. While it is not necessary for shareholders to surrender their Delaware Certificates for certificates representing Indiana Shares, following the Effective Time each holder of a Delaware Certificate outstanding immediately prior to the Effective Time will be entitled to surrender his or her Delaware Certificate for cancellation and in exchange for a new certificate representing the same number of Indiana Shares.

          Approval of the Reincorporation Proposal will not result in any change in the name, business, management, location of the principal executive offices or other facilities, capitalization, assets or liabilities of CTB International. The Indiana Shares will continue to be traded without interruption on the Nasdaq Stock Market. CTB International's 1999 Stock Incentive Plan, as well as prior stock option agreements between CTB International and various members of CTB International's management, will be continued by the surviving corporation and each outstanding option issued pursuant to such plan and/or agreements will be converted into an option for Indiana Shares equal to the number of shares of CTB International's Common Stock related to each such option immediately prior to the Effective Time, at the same price per share and upon the same terms and subject to the same conditions as are in effect immediately prior to the Effective Time. CTB International's other employee benefit plans and arrangements will also be continued by the surviving corporation upon the same terms and subject to the same conditions.

          It is anticipated that the Merger will become effective by the end of ________, 1999. However, the Merger Agreement provides that the Merger may be abandoned by the Board of Directors of CTB International prior to the Effective Time either before or after shareholder approval. In addition, the Merger Agreement may be amended prior to the Effective Time, either before or after shareholder approval, provided that the Merger Agreement may not be amended after shareholder approval if such amendment would (i) alter or change the number or kind of shares to be received by shareholders in the Merger,
(ii) alter or change any term of the New Articles or New By-Laws or (iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of CTB International.

          Appraisal rights will not be available to holders of CTB International's Common Stock in connection with the Reincorporation Proposal.

Antitakeover Effects of the Reincorporation Proposal

          Certain provisions of the IBCL, specifically the Constituent Interests Provision and the Control Share Acquisitions Provisions as described in "-Comparison of Rights of Shareholders," below, have no comparable provisions under Delaware law. These statutory provisions and certain provisions of the New Articles and New By-Laws, specifically the provisions regarding Preferred Stock, and the supermajority vote required for certain business combinations, some of which are carried over from the Present Articles and Present By-Laws may have the effect of discouraging an unsolicited attempt by another person or entity to acquire control of CTB International. Such provisions may make tender offers, and certain other transactions, more difficult or more costly and could discourage or limit shareholder participation in such types of transactions, whether or not such transactions were favored by the majority of the shareholders. As of this date, the Board of Directors is unaware of any specific effort to accumulate CTB International's Common Stock or to obtain control of CTB International by means of a merger, tender offer or otherwise.

Comparison of Rights of Shareholders

          The DGCL differs from the IBCL in many respects. The material differences of these statutes are discussed below. Because of these statutory differences, certain changes from the Present Charter and Present By-Laws have been made to the New Articles and New By-Laws. The material differences between the Present Charter and Present By-Laws as compared to the New Articles and New By-Laws are also discussed below.

          Capital Stock. The Reincorporation will not affect the capital stock of CTB International except to the extent that rights of shareholders will be governed by Indiana law rather than Delaware law. The number of authorized shares will remain at 44,000,000, consisting of 40,000,000 shares of Common Stock, par value $0.01 per share, and 4,000,000 shares of Preferred Stock, par value $0.01 per share.

          After the Reincorporation, holders of CTB International's Common Stock will continue to be entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. As a result, the holders of CTB International's Common Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. The holders of CTB International's Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and will be entitled to receive, pro rata, all assets available for distribution to such holders upon liquidation. No shares of CTB International's Common Stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund. All of the shares issued by the surviving corporation in the Reincorporation will be validly issued, fully paid and nonassessable.

          Under the Present Charter, 30,000 shares of Preferred Stock, par value $0.01 per share, have been designated as 6% Series A Preferred Stock. The powers, designations, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions of the 6% Series A Preferred Stock under the New Articles will be identical to those contained in the Present Charter.

          Both the DGCL and the IBCL permit the certificate or articles of incorporation to allow the board of directors to issue and fix the dividend, voting and redemption rights, liquidation preferences and other rights, privileges and restrictions of one or more series of preferred stock without further shareholder action. CTB International's Preferred Stock may be issued from time to time in one or more series with such relative dividend, voting and other rights, privileges and restrictions as the Board of Directors may determine. The ability of the Board to issue Preferred Stock and determine its relative dividend, voting and other rights without further shareholder action will not be affected by the Reincorporation. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of CTB International, discourage bids for CTB International's Common Stock at a premium or otherwise affect the market price of CTB International's Common Stock.

         Size and Classification of the Board of Directors. Section 141(b) of the DGCL provides that the board of directors of a Delaware corporation shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the by-laws unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Section 23-1-33-3 of the IBCL provides that the board of directors of an Indiana corporation must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or by-laws.

          Pursuant to Section 141(d) of the DGCL, the directors may, by the certificate of incorporation, by an initial by-law or by a by-law adopted by a vote of the shareholders, be divided into one, two or three classes. Section 23-1-33-3 of the IBCL provides that the articles of incorporation, or, if the articles of incorporation so authorize, the by-laws, may provide for staggering the terms of directors by dividing the total number of directors into either two or three classes.

          CTB International's Board of Directors is currently composed of nine members, which number may be changed by the Board of Directors, provided that the number of directors will not be less than one or more than fifteen. The Board of Directors of CTB International following the Reincorporation will have the same number of directors and composition as CTB

International's current Board of Directors. None of the Present Charter, the Present By-Laws, the New Articles or the New By-Laws provide for staggered terms for directors.

          Removal of Directors. Section 141(k) of the DGCL provides that any director or the entire board of directors may generally be removed with or without cause by a majority shareholder vote.

          Under Section 23-1-33-8 of the IBCL, directors may be removed in any manner provided in the articles of incorporation. In addition, unless the articles of incorporation provide otherwise, the shareholders or directors may remove one or more directors with or without cause. A director may be removed by the shareholders, if they are otherwise authorized to do so, only at a meeting called for that purpose and such purpose must be stated in the notice of the meeting. A director elected by a voting group of shareholders may be removed only by that voting group.

          The Present By-laws permit directors to be removed from office with or without cause by the shareholders. The New Articles permit directors to be removed from office with or without cause by either a majority shareholder vote or by a majority vote of the entire Board of Directors.

          Newly Created Directorships and Vacancies. Under Section 223 of the DGCL, unless the certificate of incorporation or the by-laws of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling a vacancy on the board constitute less than a majority of the whole board (as measured before an increase in the size of the board), the Delaware Court of Chancery may, upon application of shareholders holding at least 10% of the outstanding voting shares, summarily order an election to fill the vacancy or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or by-laws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

          Under Section 23-1-33-9 of the IBCL, unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, even if less than a quorum, may fill the vacancy by majority vote. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders. A vacancy that will occur at a specific later date by reason of resignation of a director effective at a later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

          The Present By-Laws permit vacancies and newly created directorships to be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the shareholders. The New By-Laws provide that any vacancy occurring on the Board of Directors, from whatever cause, will be filled by a majority vote of the remaining directors, although less than a quorum; provided that if the vacancy or vacancies leave the board of directors with no members or the remaining directors cannot agree or determine not to fill the vacancy, the shareholders may fill such vacancy by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders.

          Quorum and Vote Required to Take Action. Section 141(b) of the DGCL provides that a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or by-laws of the corporation require a greater number. In addition, unless the certificate of incorporation provides otherwise, the by-laws may provide for a quorum of less than a majority, which in no case shall be less than one-third of the total number of directors. The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present, unless the certificate of incorporation or the by-laws require the vote of a greater number.

          Under Section 23-1-34-5 of the IBCL, unless the articles of incorporation or by-laws require a greater number, a majority of the fixed or prescribed number of directors constitutes a quorum. Additionally, the articles of incorporation or by-laws may authorize a quorum of no fewer than one-third of the fixed or prescribed number of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the board of directors unless the articles of incorporation or by-laws provide otherwise.

          The Present By-Laws provide that one-third of the total number of directors constitutes a quorum for the transaction of business and that, unless otherwise provided by law, the certificate of incorporation, the by-laws or any contract or agreement to which CTB International is a party, the act of a majority of the directors present at any meeting at which there is quorum is the act of the Board of Directors. The New By-Laws contain the same provisions except that a majority of the whole Board of Directors is necessary to constitute a quorum for the transaction of any business, except the filling of vacancies.

          Limitation on Directors' Liability. Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or
(iv) any transaction from which the director derives an improper personal benefit.

                 Section 23-1-35-1 of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, a director who votes or assents to distributions in violation of
Section 23-1-28-3 of the IBCL or the articles of incorporation is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution.

                 The Present Charter contains a provision limiting director liability as permitted by Section 102(b) of the DGCL. The New Articles contain a provision which outlines the necessary factors for compliance with
Section 23-1-35-1 of the IBCL.

                 Indemnification of Directors and Officers. Section 145 of the DGCL provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending a civil, criminal or administrative proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

                 Section 23-1-37-8 and Section 23-1-37-13 of the IBCL provide that a corporation may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnity a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

                 The provisions concerning indemnification in the New Articles are substantially identical to the IBCL provisions and are nonexclusive. The Present Charter provides for mandatory indemnification to the fullest extent permitted by Delaware law. The New Articles provide that the Board of Directors may approve indemnification to the fullest extent permitted by applicable law in effect at such time.

                 Loans to Directors. Section 143 of the DGCL allows a corporation to lend money to, or guarantee an obligation of, an officer or employee, including one who acts as a director, if the assistance is reasonably expected to benefit the corporation. Such assistance may be provided without shareholder approval.

                 Pursuant to Section 23-1-35-3 of the IBCL, a corporation may not lend money to, or guarantee the obligation of, a director of the corporation unless (i) the loan or guarantee is approved by a majority of the disinterested shares, or (ii) the board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

                 Dividends. Subject to any restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows the board of directors of a Delaware corporation to declare and pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                 Section 23-1-28-1 of the IBCL allows a board of directors to make distributions to shareholders, unless otherwise provided in the articles of incorporation. However, pursuant to Section 23-1-28-3 of the IBCL, no distribution may be made if, after giving effect to the distribution (i) the corporation would be unable to pay its debts as they become due in the ordinary course of business or (ii) the corporation's assets would be less than the sum of its liabilities plus, except as otherwise specifically allowed by the articles of incorporation, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the rights of preferential shareholders whose rights are superior to those receiving the distribution.

                 Action by Shareholders through Written Consent.  Under
Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the shareholders may be taken in the absence of a meeting, without prior written notice and without a vote. Such action may be taken by the written consent of shareholders in lieu of a meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

                 Under Section 23-1-29-4 of the IBCL, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by all the shareholders entitled to vote on the action.

                 The New Articles contain a provision permitting shareholder action by unanimous written consent.

                 Special Meetings of Shareholders. Under Section 211(d) of the DGCL, special meetings of shareholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or by-laws.

                 Section 23-1-29-2 of the IBCL provides that a corporation with more than 50 shareholders must hold a special meeting of shareholders on demand of its board of directors or the person or persons specifically authorized to do so by the articles of incorporation or by-laws.

                 Under the Present By-Laws, special meetings of the shareholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of no less than 25% of the capital stock of CTB International, which shareholder requests state the purpose of the proposed meeting. The New By-Laws provide that special meetings of the shareholder may be called by the Board of Directors, Chairman of the Board or President of CTB International and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing the purpose of the meeting, from holders of at least 25% of all shares entitled to vote on the issue to be considered at the proposed special meeting.

                 Cumulative Voting. Both Section 214 of the DGCL and Section 23-1-30-9 of the IBCL allow a corporation to provide for cumulative voting in the certificate of incorporation or the articles of incorporation.

                 Neither the Present Charter nor the New Articles provide for cumulative voting.

                 Necessary Vote to Effect Merger (Not Involving Interested Shareholder). The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the shareholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation, (ii) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and (iii) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed 20% of the shares outstanding immediately before the effective date of the merger.

                 Section 23-1-40-3 of the IBCL requires a majority vote of the shares entitled to vote in order to effectuate a merger or share exchange. However, the vote of the shareholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares relative to the number of shares held by all such shareholders (except for shares of the surviving corporation received solely as a result of the shareholder's proportionate shareholdings in the other corporations party to the merger), with identical designations, preferences, limitations and relative rights, immediately after the merger,
(iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

                 Business Combinations Involving Interested Shareholders.
Section 203 of the DGCL provides that, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested shareholder" for a period of three years from the date that such person became an interested shareholder unless (i) the transaction that results in the person's becoming an interested shareholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested shareholder, (ii) upon consummation of the transaction which results in the shareholder becoming an interested shareholder, the interested shareholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or (iii) on or after the date the person becomes an interested shareholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the
interested shareholder, at a meeting of shareholders.   Under Section 203, an
"interested shareholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder. Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such shareholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested shareholders at the time of the amendment.

                 Sections 23-1-43-1 to 23-1-43-23 of the IBCL restrict the ability of a "resident domestic corporation" to engage in any business combination with an "interested shareholder" for five years after the interested shareholder's date of acquiring shares unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder's share acquisition date is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if such shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date.

                 The Present Charter does not exclude CTB International from restrictions imposed under Section 203 of the DGCL. The New Articles elect not to be governed by Section 23-1-43 of the IBCL and contain provisions restricting business combinations with interested shareholders similar to those contained in Section 203 of the DGCL.

                 For the purposes of the provisions of the New Articles, the term "interested shareholder" does not include (i) American Securities Partners GP (Management) Corp. , ASP/CTB G.P. Corp. or any of their respective affiliates or (ii) any member of the Caryl M. Chocola family.

          Control Share Acquisitions. Pursuant to Sections 23-1-42-1 to 23-1-42-11 of the IBCL (the "Control Share Acquisition Provisions"), an acquiring person who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. Unless otherwise provided in a corporation's articles of incorporation or by-laws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing corporation have dissenters' rights to receive the fair value of their shares. Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more. "Control share acquisition" means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within 90 days or pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which is organized in Indiana, has 100 or more shareholders, has its principal place of business, its principal office or substantial assets within Indiana and has either (i) more than 10% of its shareholders resident in Indiana, (ii) more than 10% of its shares owned by Indiana residents or
(iii) 10,000 shareholders resident in Indiana. The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or by-laws (including board adopted by-laws) provide that they do not apply.

                 There is no corresponding provision under the DGCL.

                 The New Articles will exclude CTB International following the Reincorporation from the restrictions imposed by the Control Share Acquisition Provisions of the IBCL.

                 Constituent Interests. Section 23-1-35-1 of the IBCL (the "Constituent Interests Provision") provides that the board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Section 23-1-35-1 specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of that section.

                 There is no corresponding provision in the DGCL.

                 Procedures to Regulate Changes in Control.
Section 23-1-22-4 of the IBCL provides that, in addition to any other provision authorized by any other section of the IBCL or contained in the articles of incorporation or the by-laws, a corporation may establish one or more procedures to regulate transactions that would, when consummated, result in a change of "control" of the corporation. Such a procedure may be established in the original articles of incorporation or by-laws, by an amendment to the articles of incorporation or, notwithstanding the fact that a vote of the shareholders would otherwise be required by any other provision of the IBCL or the articles of incorporation, by an amendment to the by-laws. For the purposes of Section 23-1-22-4, "control" means, for any corporation that has 100 or more shareholders, the beneficial ownership, or the direct or indirect power to direct the voting, of not less than 10% of the voting shares of a corporation's outstanding voting shares.

                 There is no corresponding provision under the DGCL.

                 Appraisal Rights; Dissenters' Rights. Both Section 262 of the DGCL and Section 23-1-44-8 of the IBCL provide that shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair value of their shares. Under Section 262 of the DGCL, unless a corporation's certificate of incorporation provides otherwise, dissenters do not have the rights of appraisal with respect to (i) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 shareholders, if the shareholders receive (a) shares in the surviving corporation, (b) shares of another corporation that are publicly listed or held by more than 2,000 shareholders, (c) cash in lieu of fractional shares described in (a) and (b) of this paragraph or (d) any combination of the above, or (ii) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger. Under Section 23-1-44-8 of the IBCL, dissenters do not have rights of appraisal (i) with respect to shares of any class or series of stock registered on a national securities exchange or traded on the National Association of Securities Dealers, Inc. Automated Quotation System Over-the-Counter Markets-National Market Issues or a similar market or (ii) unless the articles of incorporation, by-laws or resolution of the board of directors provide that non-voting shares are entitled to dissent, if they were not entitled to vote on the corporate reorganization.

                 Redeemable Shares. Section 151(b) of the DGCL provides that the certificate of incorporation or a resolution of the board of directors providing for the issuance of a class of stock may make such class of stock subject to redemption at the option of the corporation or the shareholders, or upon the happening of a specified event, as long as immediately following any such redemption the corporation has at least one share of at least one series of stock with full voting powers.

                 Section 23-1-25-1 of the IBCL provides that the articles of incorporation of a corporation may authorize one or more classes of shares that are redeemable or convertible as specified in the articles of incorporation at the option of the corporation, the shareholder or another person or upon the occurrence of a designated event.

                 Rights, Warrants or Options. Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors subject to the provisions of the certificate of incorporation. The terms of such rights or options must be fixed and stated in the certificate of incorporation or in a resolution or resolutions adopted by the board of directors.

                 Under Section 23-1-26-5 of the IBCL, a corporation, acting through its board of directors, may create or issue rights, options or warrants for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. The board of directors shall determine the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares or other securities are to be issued.

                 Preemptive Rights.  Under Section 102(b)(3) of the DGCL and
Section 23-1-27-1 of the IBCL, absent an express provision in a corporation's certificate of incorporation or articles of incorporation, a shareholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. Neither the Present Charter nor the New Articles provide for preemptive rights.

                 Amendment of Certificate or Articles of Incorporation and By-Laws. Section 242 of the DGCL and Sections 23-1-38-3 and 23-1-38-4 of the

IBCL permit a corporation to amend its certificate of incorporation or articles of incorporation in any respect, provided the amendment contains only provisions that would be lawful in an original certificate of incorporation or articles of incorporation filed at the time of amendment.
To amend a certificate of incorporation or the articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, under the DGCL, a majority of the shares entitled to vote, as well as a majority of shares of each class entitled to vote, must approve the amendment to make it effective. Under the IBCL, an amendment to the articles of incorporation of an Indiana corporation generally may be adopted if the votes cast favoring the amendment exceed the votes cast opposing the amendment, except that any amendment that would create dissenters' rights must be approved by a majority of the votes entitled to be cast. Under the DGCL and the IBCL, when the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, the affected series may vote as a class. Under Section 242(b)(2) of the DGCL, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote. Section 242(c) of the DGCL provides that, in its resolution proposing an amendment, the board may insert a provision allowing the board to abandon the amendment, without concurrence by shareholders, after the amendment has received shareholder approval but before its filing with the Secretary of State.

                 The majority vote of the holders of the outstanding Common Stock of CTB International is required to amend the provisions of the Present Charter relating to the number of authorized shares of any class of stock.

                 Section 109 of the DGCL provides that the power to amend the by-laws rests with the shareholders entitled to vote, although the certificate of incorporation may confer the power to amend the by-laws upon the board of directors. Section 109 further provides that the fact that the certificate of incorporation confers such power upon the board of directors neither limits nor divests the shareholders of the power to amend the by-laws. Section 23-1-39-1 of the IBCL, on the other hand, provides that, unless the articles of incorporation provide otherwise, only the board of directors of a corporation may amend the by-laws.

                 The Present Articles provide that the Board of Directors, acting by majority vote, may amend the by-laws of the corporation. The New By-Laws contain a similar provision requiring the affirmative vote of a majority of the entire number of directors at the time of amendment, unless otherwise provided by the Articles of Incorporation or the IBCL.

                 Inspection of Books and Records. Section 220 of the DGCL entitles any shareholder of record of a corporation, in person or by an agent, upon written demand under oath stating the purpose thereof, to inspect during usual business hours, for any proper purpose, the corporation's stock ledger, a list of its shareholders and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a shareholder.

                 Section 23-1-52-2 of the IBCL entitles any shareholder of a corporation to inspect and copy, during regular business hours, certain enumerated corporate records if the shareholder gives the corporation at least five days' advance written notice. Certain records may be inspected only if: (i) the shareholder's demand is made in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and (iii) the records to be inspected are directly connected with the shareholder's purpose.

                 Advance Notice Provisions. The Present By-Laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors. The Present By-Laws provide that only persons who are nominated by, or at the direction of, the Board of Directors, by any nominating committee appointed by the Board of Directors or by a shareholder who has given timely written notice to the Secretary of CTB International prior to the meeting at which directors are to be elected, will be eligible for election as directors of CTB International. Under the Present By-Laws, for notice of shareholder nominations to be made at a meeting to be timely, such notice must be received by CTB International not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                 The New By-Laws contain a similar advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders of CTB International. Under the New By-Laws, the shareholders shall conduct only such business as has been properly brought before the annual meeting. To be properly brought before the annual meeting, business must be specified in the notice of the meeting given by or at the direction of the board of directors, otherwise brought before the meeting by or at the direction of the board or properly brought before a meeting by a shareholder of record who is entitled to vote at the meeting and who has given timely written notice to the Secretary of CTB International at the principal executive offices. The New By-Laws also provide that nominations of persons for election as directors may be made by the Board of Directors or by any shareholder of record who is entitled to vote in the election and who gives timely written notice of such shareholder's intent to make a nomination. In either case, to be timely, a shareholder's written notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                 Under both the Present By-Laws and the New By-Laws, a shareholder's advance notice must also contain certain additional information specified in the by-laws.

Certain United States Federal Income Tax Consequences

         The following general discussion summarizes the material U.S. federal income tax consequences of the Merger applicable to stockholders of CTB International who hold their stock as a capital asset. However, it is not a complete description of all the tax consequences of the Merger. In addition, no assurance can be given that the Internal Revenue Service will agree with the analysis described below. The summary may not apply to stockholders in special situations, such as dealers or traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons holding stock of CTB International as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, non-U.S. persons, persons whose functional currency is not the U.S. dollar and stockholders of CTB International who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, no information is provided herein with respect to the tax consequences of the Merger under state, local or foreign laws. Consequently, each stockholder of CTB International is advised to consult a tax advisor as to the specific tax consequences of the Merger to such stockholder.

         CTB International believes that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that CTB International and CTB Indiana will each be a party to the reorganization under Section 368(b) of the Code. In such case, (i) no gain or loss will be recognized by CTB International or CTB Indiana as a result of the Merger; (ii) no gain or loss will be recognized by the stockholders of CTB International upon the conversion of their shares in CTB International into CTB Indiana Shares;
(iii) the aggregate tax basis of such a stockholder's Indiana Shares will be the same as the aggregate tax basis of the shares of CTB International deemed exchanged therefor; and (iv) the holding period of such a stockholder's Indiana Shares will include the holding period of the shares of CTB International deemed exchanged therefor.

                          INCORPORATION BY REFERENCE


                 CTB International's annual report for the fiscal year ended December 31, 1998 on Form 10-K, quarterly reports for the quarters ended
March 31 and June 30, 1999 and periodic reports on Form 8-K dated February 10, 1999 and September 21, 1999 are incorporated by reference herein. Copies of these reports are available, without charge, upon written request to Don J. Steinhilber, Vice President and Chief Financial Officer, CTB International Corp., P.O. Box 2000, Milford, Indiana 46542-2000, U.S.A.